Exhibit 99.1

Balance Labs Taps Index Executive Alan Campbell as CEO

to Advance Digital Asset Strategy

Campbell previously led the formation of Bloomberg’s index business and led CoinDesk Indices

MIAMI, FL, August 29, 2025 — Balance Labs, Inc. (“Balance Labs” or the “Company”) (OTC: BLNC) today announced the appointment of Alan Campbell as Chief Executive Officer, effective immediately. Campbell brings two decades of leadership in index businesses and digital assets, most recently serving as President of CoinDesk Indices, a subsidiary of Bullish, Inc. He launched Bloomberg’s index business and held senior roles across product, strategy, and data at Bloomberg L.P.

In connection with this appointment, Michael D. Farkas has transitioned from the CEO role and continues as Chairman and President.

“Alan is a proven operator with deep experience scaling businesses and partnerships across traditional finance and the digital asset industry,” said Michael D. Farkas, Chairman and President of Balance Labs. “The Board looks forward to working with him as CEO.”

“I joined Balance Labs to build a clear, repeatable digital asset program for public shareholders,” said Campbell. “I am honored to work with the Board and team to execute the digital asset strategy.”

Campbell has held senior leadership roles at CoinDesk Indices and Bloomberg L.P. From March 2022 to May 2025, he served as President of CoinDesk Indices, responsible for strategic direction and commercialization. At Bloomberg L.P. from 2000 to 2022, he helped build the firm’s index franchise and most recently served as Global Product Manager, overseeing strategy and P&L for equity, commodity, multi-asset, and digital asset indices. He also served as Global Business Manager supporting the group CEO on special projects and as Global Data Manager in London, leading analyst teams. Campbell holds a Bachelor’s degree in European Business and Languages from Glasgow Caledonian University, with third-year studies at Pforzheim University in Germany.

About Balance Labs

Balance Labs is a consulting firm specializing in the delivery of incubator and accelerator services for start-up and development stage companies. The Company’s goal is provide a wide range of services and facilitates connections with leading service providers, empowering entrepreneurs to achieve their long-term business goals. The Company is currently working on developing a repeatable digitable asset strategy. For more information, please visit www.BalanceLabs.co.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors.

You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of Balance Labs’ filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q. Balance Labs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.

Contact

Balance Labs, Inc.

305-907-7600

info@BalanceLabs.co